UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            May 21, 2013

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The following information is provided for the purpose of providing additional supplemental information to be incorporated by reference into the registration statements filed or to be filed by AMREP Corporation (the “Company”) in connection with a forthcoming rights offering.  An announcement concerning the rights offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

COMMON STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth in the following table is information concerning the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of the Company’s common stock, par value $.10 per share (“Common Stock”), by the persons who, to the knowledge of the Company, own beneficially more than 5% of the outstanding shares.  The table also sets forth the same information concerning beneficial ownership for each director of the Company, each named executive officer of the Company, and all directors and executive officers of the Company as a group.  Unless otherwise indicated, (i) reported ownership is as of May 17, 2013, and (ii) the Company understands that the beneficial owners have sole voting and investment power with respect to the shares beneficially owned by them.  In the case of directors and executive officers, the information below has been provided by such persons at the request of the Company.  As of May 17, 2013, the Company had issued and outstanding 5,996,212 shares of Common Stock.

Beneficial Owner	Shares Owned Beneficially	% of Class
Nicholas G. Karabots P.O. Box 736 Fort Washington, PA 19034	2,003,180	33.4
Albert V. Russo (Director), Lena Russo, Clifton Russo, Lawrence Russo c/o American Simlex Company 401 Broadway New York, NY 10013	1,116,540 (1)	18.6
John H. Lewis, et al	577,973 (2)	9.6
Robert E. Robotti, et al	571,590 (3)	9.5
Other Directors and Executive Officers
Edward B. Cloues, II	2,500	*
Lonnie A. Coombs	3,000	*
Michael P. Duloc	2,500 (4)	*
Theodore J. Gaasche	-	-
Peter M. Pizza	-	-
Samuel N. Seidman	13,500	*
Christopher V. Vitale	-	-
Jonathan B. Weller	1,500	*
Directors and Executive Officers as a Group (9 persons)	1,139,540 (1),(4)	19.0

_____________________________
*           Indicates less than 1%.

(1)
Albert V. Russo, Lena Russo, Clifton Russo and Lawrence Russo have reported that they share voting power as to these shares and that each of them has sole dispositive power as to the following numbers of such shares representing the indicated percentages of the outstanding Common Stock:  Albert V. Russo – 663,741 (11.1%); Lena Russo – 33,740 (0.6%); Clifton Russo – 237,617 (4.0%); and Lawrence Russo – 181,442 (3.0%).

(2)
The following table sets forth information regarding the beneficial ownership of Common Stock by John H. Lewis, Osmium Partners, LLC (“Osmium Partners”), Osmium Capital, LP (“Fund I”), Osmium Capital II, LP (“Fund II”), and Osmium Spartan, LP (“Fund III”; Fund I, Fund II and Fund III, collectively, the “Funds”), each of 300 Drakes Landing Road, Suite 172, Greenbrae, CA 94904.  The information in the table is based solely on a Schedule 13D filed jointly by these persons with the Securities and Exchange Commission on March 27, 2013.

Beneficial Owner	Shares Owned Beneficially	% of Class(a)
John H. Lewis	577,973 (b)	9.6
Osmium Partners	553,673 (c)	9.2
Fund I	196,322 (d)	3.3
Fund II	320,142 (d)	5.3
Fund III	32,209 (d)	*

*	Indicates less than 1%.

(a)	Based upon the number of issued and outstanding shares of Common Stock at May 17, 2013.

(b)
Mr. Lewis has sole power to vote or direct the vote, and sole power to dispose or direct the disposition, of 24,300 of such shares, and shares with Osmium Partners the power to vote or direct the vote, and the power to dispose or direct the disposition, of a total of 577,973 of such shares, which are directly owned by the Funds.

(c)	Osmium Partners shares with Mr. Lewis the power to vote or direct the vote, and dispose or direct the disposition, of these shares, which are directly owned by the Funds.

(d)
The shares are directly owned by the beneficial owner, and the power to vote or direct the vote, and the power to dispose or direct the disposition, of such shares is shared with Mr. Lewis and Osmium Partners.

(3)
The following table sets forth information regarding the beneficial ownership of Common Stock by Robert E. Robotti, Robotti & Company, Incorporated (“R&CoI”), Robotti & Company, LLC (“R&CoL”), Robotti & Company Advisors, LLC (“R&CoA”) and RVB Value Fund, L.P. (“RV”), all of 6 East 43rd Street, New York, NY 11017-4651, Kenneth R. Wasiak of 488 Madison Avenue, New York, NY 10022 and Ravenswood Management Company, L.L.C. (“RMC”), The Ravenswood Investment Company, L.P. (“RIC”) and Ravenswood Investments III, L.P. (“RI”), all of 104 Gloucester Road, Massapequa, NY 11758.  The information in the table is based solely on Amendment 2 filed jointly by these persons on February 15, 2012 to the Schedule 13D filed with the Securities and Exchange Commission on October 26, 2007.

Beneficial Owner	Shares Owned Beneficially	% of Class(a)
Robert E. Robotti (b),(c),(d),(e),(f)	571,590	9.5
R&CoI (b),(c)	571,590	9.5
R&CoL (b)	4,100	*
R&CoA (c)	567,490	9.5
RV (d)	23,322	*
Kenneth R. Wasiak (d),(e),(f)	160,887	2.7
RMC (d),(e),(f)	160,887	2.7
RIC (e)	86,597	1.4
RI (f)	50,698	*

*	Indicates less than 1%.

(a)	Based upon the number of issued and outstanding shares of Common Stock at May 17, 2013.

(b)
Each of Mr. Robotti and R&CoI share with R&CoL the power to vote or direct the vote, and the power to dispose or direct the disposition, of 4,100 shares of Common Stock owned by the discretionary customers of R&CoL.

(c)
Each of Mr. Robotti and R&CoI share with R&CoA the power to vote or to direct the vote, and the power to dispose or direct the disposition, of 406,603 shares of Common Stock owned by the advisory clients of R&CoA.

(d)	Each of RMC and Messrs. Robotti and Wasiak share with RV the power to vote or to direct the vote, and the power to dispose or to direct the disposition, of 23,322 shares of Common Stock owned by RV.

(e)	Each of RMC and Messrs. Robotti and Wasiak share with RIC the power to vote or direct the vote, and the power to dispose or direct the disposition, of 86,597 shares of Common Stock owned by RIC.

(f)	Each of RMC and Messrs. Robotti and Wasiak share with RI the power to vote or to direct the vote, and the power to dispose or direct the disposition, of 50,698 shares of Common Stock owned by RI.

In an institutional investment manager’s report on Form 13F filed by Mr. Robotti with the Securities and Exchange Commission on May 15, 2013, he reported that at March 31, 2013, he had sole voting authority and shared investment discretion over 548,308 shares and sole voting authority and investment discretion over an additional 3,525 shares of Common Stock.

(4)	Held jointly with Mr. Duloc’s spouse.

EXECUTIVE OFFICERS

Set forth below is certain information concerning Christopher V. Vitale, who joined the Company as an executive officer in March 2013.

Christopher V. Vitale, age 37, has been Vice President, General Counsel and Secretary of the Company since March 2013.  From April 2012 to March 2013, he was Vice President, Legal at Franklin Square Holdings, L.P. and from August 2011 to March 2012, he was Assistant Vice President, Legal at Franklin Square Holdings, L.P., a national sponsor and distributor of investment products, where he was responsible for securities matters, corporate governance and general corporate matters.  From March 2011 to July 2011, Mr. Vitale was the Chief Administrative Officer at WorldGate Communications, Inc.

 (“WorldGate”), and from April 2009 to July 2011 he was Senior Vice President, General Counsel and Secretary at WorldGate, a provider of digital voice and video phone services and video phones, where he was responsible for managing legal, governance, compliance, litigation, securities and governmental affairs.  In 2012, WorldGate filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.  Prior to joining WorldGate, Mr. Vitale was previously with the law firms of Morgan, Lewis & Bockius LLP and Sullivan & Cromwell LLP.

COMPENSATION OF EXECUTIVE OFFICERS

The following table contains summary information regarding the compensation of the Company’s executive officers as required by Item 402(n) of Regulation S-K.

Summary Compensation Table

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	All Other Compensation(2) ($)	Total ($)
MICHAEL P. DULOC(3) President and Chief Executive Officer of the Company’s Media Services business	2013 2012	382,500 382,500	-(4) -(4)	80,281(5) 62,973(5)	462,781 445,473
PETER M. PIZZA Vice President and Chief Financial Officer of the Company	2013 2012	197,400 196,695	- -	6,253 6,146	203,653 202,841
CHRISTOPHER V. VITALE(6) Vice President, General Counsel and Secretary of the Company	2013	33,409	-	1,175	34,584
THEODORE J. GAASCHE(2),(7) Vice Chairman; Former President and Chief Executive Officer of the Company	2013 2012	272,308 346,738	- -	4,355 5,112	276,663 351,850
IRVING NEEDLEMAN(8) Former Vice President, General Counsel and Secretary of the Company	2013 2012	181,738 196,695	- -	684 653	184,422 197,348
_____________________________
(1)        The year references are to the fiscal years ended April 30.

(2)
The amounts reported include auto allowances for certain of the named executives and payment of life insurance premiums and, additionally, in the case of Mr. Duloc, other perquisites and personal benefits.

(3)
The Company is a holding company which does substantially all of its business through three indirect wholly-owned subsidiaries (and their subsidiaries). These indirect wholly-owned subsidiaries are Palm Coast Data LLC (“Palm Coast”), Kable Media Services, Inc. (“Kable”) and AMREP Southwest Inc. (“ASW”). The Company has no chief executive officer, with Messrs. Duloc and Gaasche serving as co-principal executive officers. Mr. Duloc is the Chief Executive Officer of Palm Coast and Kable. Mr. Gaasche, in his capacity as Vice Chairman of the Executive Committee (the “Executive Committee”) of the Company’s Board of Directors (the “Board”), oversees the operations of ASW.

(4)
The Compensation and Human Resources Committee established an incentive compensation plan for fiscal 2012 and fiscal 2013 for Mr. Duloc under which he was entitled to earn a cash bonus based upon the levels of revenue and earnings (as defined) attributable to the Company’s Media Services business above stated targets.  The targets were not reached and no bonus was earned.

(5)
In addition to auto allowances and payment of life insurance premiums, the amounts reported include housing expenses of $49,538 for 2012 and $64,906 for 2013, and partial reimbursement for club membership dues

(6)	Mr. Vitale joined the Company in March 2013.

(7)
Mr. Gaasche ceased being an officer and employee effective January 22, 2013. On January 22, 2013, Mr. Gaasche was appointed Vice Chairman of the Board and of the Executive Committee.  Amounts reported in the table relate to executive compensation only and do not include director compensation for board service that commenced after Mr. Gaasche’s employment with the Company ceased on January 22, 2013.  See “Compensation of Directors.”

(8)	Mr. Needleman ceased being an officer effective March 7, 2013, and his employment ended on March 29, 2013.

Messrs. Pizza and Duloc have been Company employees since prior to March 1, 2004 and participate in the Company’s Retirement Plan for Employees (the “Retirement Plan”), which was amended effective January 1, 1998 to change it into a cash balance defined benefit plan.  The Retirement Plan was subsequently frozen effective March 1, 2004, so that in the determination of the benefit payable, a participant’s compensation from and after March 1, 2004 is not taken into account.  A participant’s benefit under the amended Retirement Plan is now comprised of (a) the participant’s cash balance as of February 29, 2004, plus interest on the cash balance (currently credited annually at the 30-year Treasury Rate for December of the previous year as published by the Board of Governors of the Federal Reserve System), and (b) the participant’s periodic pension benefit under the Retirement Plan as at December 31, 1997 had the participant been at normal retirement age at that date.  Assuming that they (i) continue to be employed until age 65 and (ii) elect the life annuity form of pension, their annual retirement benefits are estimated to be: $5,118 for Mr. Pizza and $9,993 for Mr. Duloc.

The Company’s executive officers are not subject to agreements or other arrangements that provide for payments upon a change in control of the Company.  The Company’s policies for severance payments upon termination of employment apply to the executive officers on the same basis as the Company’s other salaried employees.  Additionally, the Compensation and Human Resources Committee retains the discretion to enter into severance agreements with individual executive officers on terms satisfactory to it.

In 2006, the Board adopted, and the shareholders approved, the 2006 Equity Compensation Plan (the “Equity Plan”), which authorizes stock-based awards of various kinds to employees covering up to a total of 400,000 shares of Common Stock.  While there are not individual agreements in place, under the terms of the Equity Plan its administrator has the discretion to accelerate the vesting of, or otherwise remove restrictions on, awards under the Equity Plan upon a change in control of the Company.  No awards have been made under the Equity Plan.  If awards are made in the future, the administrator of the Equity Plan would have a wide range of options to respond to changes in control in the best interests of the Company’s shareholders.

The Board has evaluated the Company's overall compensation policies and practices for its employees to determine whether such policies and practices create incentives that could reasonably be expected to affect the risks faced by the Company and their management, has further assessed whether any risks arising from these policies and practices are reasonably likely to have a material adverse effect on the Company, and has concluded that the risks arising from the Company's policies and practices are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION OF DIRECTORS

Compensation for the non-employee members of the Board is approved by the Board, which considers recommendations for director compensation from the Company’s Compensation and Human Resources Committee.

Each non-employee member of the Board is paid an annual fee of $80,000 in equal quarterly installments and an additional $1,500 for each Board meeting attended in person and $500 for each Board meeting attended by telephone unless, in the case of a telephonic meeting, the Board determines that the meeting and attendant preparation were so brief that no payment is warranted.  Additionally, the Chairmen of the Audit Committee and the Compensation and Human Resources Committee are each paid an annual fee of $7,500, and each other member of those Committees is paid an annual fee of $5,000, in equal quarterly installments.  The members of the Nominating and Corporate Governance Committee serve without additional compensation.  Also, in addition to the fees described above, Edward B. Cloues, II is paid an annual fee of $135,000 for his services as Chairman of the Board and of the Executive Committee, and Theodore J. Gaasche is paid a monthly fee of $5,000 for his services as Vice Chairman of the Board and of the Executive Committee.

The following table summarizes the compensation earned by the Company’s directors for fiscal 2013:

Name	Fees Earned or Paid in Cash ($)	Total ($)
Edward B. Cloues, II	228,500	228,500
Lonnie A. Coombs	96,000	96,000
Theodore J. Gaasche(1)	25,056	25,056
Nicholas G. Karabots(2)	168,376(3)	168,376(3)
Albert V. Russo	93,500	93,500
Samuel N. Seidman	93,500	93,500
Jonathan B. Weller	96,068	96,068
_____________________________
(1)	On January 22, 2013, the Board elected Mr. Gaasche as a member of the Board, and the fees reflected above relate to Board service after such election.

(2)	On January 22, 2013, Mr. Karabots resigned from the Board.

(3)	Includes $90,000 paid to a company owned by Mr. Karabots.

CERTAIN TRANSACTIONS

On August 4, 1993, pursuant to an agreement with Nicholas G. Karabots and two corporations he then owned, the Company, in exchange for 575,593 shares of Common Stock, acquired various rights to distribute magazines for its distribution business.  Prior to that date Mr. Karabots had no affiliation with the Company.  The distribution rights covered various magazines published by unaffiliated publishers, as well as magazines published by Mr. Karabots’ companies.  Mr. Karabots was a director and Vice Chairman of the Board and of the Executive Committee until January 22, 2013 and was Chairman of the Compensation and Human Resources Committee until November 28, 2012.  Mr. Karabots is the father-in-law of Michael P. Duloc, one of the Company’s executive officers.  Mr. Duloc’s spouse, who is

Mr. Karabots’ daughter, is an officer at one of Mr. Karabots’ companies to which the Company provides services.

A committee of the Board (the “Independent Committee”), comprised of directors whom the Board found to be independent of Mr. Karabots, was established with authority to consider and, if deemed appropriate, to approve new contracts and material modifications to existing contracts between the Company and companies owned or controlled by Mr. Karabots.  The Independent Committee had no written charter establishing its policies and procedures.  The approvals it has granted were based upon determinations after due inquiry that the contract terms were fair and reasonable and no less favorable to the Company than would be obtained in an arm’s length transaction with a non-affiliate having a volume of business with the Company comparable to that of Mr. Karabots.  The most recent members of the Independent Committee were Messrs. Russo, Seidman and Weller.  The Nominating and Corporate Governance Committee, which was established in June 2012 and is comprised of all of the independent directors, has succeeded to the responsibilities of the Independent Committee, and the terms of any future material transaction with Mr. Karabots or companies owned or controlled by Mr. Karabots, including his publishing company, will be subject to the approval of that Committee or a subcommittee of that Committee.

The conduct of the Company’s magazine distribution business involves the purchase of magazines from publishing companies, including a company owned or controlled by Mr. Karabots, and their resale to wholesalers.  During the fiscal years ended April 30, 2012 and April 30, 2013, the Company distributed magazines published by Mr. Karabots’ company pursuant to a distribution contract, as amended, approved by the Independent Committee that expires June 30, 2014.  Mr. Karabots’ publishing company is the Company’s largest magazine distribution services customer.  The Company’s revenue from its distribution contract with Mr. Karabots’ company was approximately $1,342,000 for fiscal 2012 and $1,238,000 for fiscal 2013.

Additionally, the Company provides subscription and product fulfillment services for Mr. Karabots’ publishing company.  The most recent contract for those services, which was approved by the Independent Committee, expired on June 30, 2008.  The Company has continued to provide subscription and product fulfillment services to Mr. Karabots’ publishing company under the terms of the expired contract on a month-to-month basis and the parties continue to engage in negotiations for a renewal.  The parties have been unable to reach agreement on pricing for the renewal.  During fiscal 2012, Mr. Karabots’ publishing company deducted 10%, or approximately $15,000 for fiscal 2012, from the amounts it was billed for subscription fulfillment services.  The product fulfillment services have been provided at the historic prices, which amounted to approximately $40,000 for fiscal 2012 and $28,000 for fiscal 2013.

For its fiscal year ended April 30, 2012, the Company’s revenues from the newsstand distribution and fulfillment services it provided to Mr. Karabots’ publishing company amounted to approximately $1,545,000, which was approximately 2.0% of the Company’s consolidated revenues for that period.  For its fiscal year ended April 30, 2013, the Company’s revenues from the newsstand distribution and fulfillment services it provided to Mr. Karabots’ publishing company amounted to approximately $ 1,458,000, which was approximately 2.0% of the Company’s consolidated revenues for that period.

In the newsstand distribution services industry, it is a customary practice that advance payments for magazine purchases are made by distributors to publishers based upon estimates of the amounts that will be due to them from the sales of the publications to the buying public.  If the actual sales are less than estimated, overadvances will result, which the publishers are obligated to repay.  It generally takes several months following the date that a publication goes on sale to determine its complete sales history.  The Company’s distribution contract with Mr. Karabots’ publishing company calls for the advance payments to be based upon the sales histories of the publications involved.  The overadvances to Mr. Karabots’ publishing company in fiscal 2012 and 2013 were, in large part, attributable to sales declines for a number of those publications and those overadvances dissipated over time as the historic sales became more closely related to the actual sales.  Based upon the Company’s estimates of actual sales, the Company believes that the highest net amount of the overadvances to Mr. Karabots’ publishing company was approximately $2,238,000 during fiscal 2012 and $1,313,000 during fiscal 2013, and that at April 30, 2013 it was $60,000.

ASW had a loan originally from Compass Bank (the “Loan”) in the principal amount of $16,214,000 as of July 2012 that was scheduled to mature on September 1, 2012.  The interest on the Loan was at the fluctuating rate of reserve adjusted 30-day LIBOR plus 3.5%, but not less than 5.0%, payable monthly, was secured by a mortgage on real estate owned by ASW having an appraised value as of October/November 2011 of $49,145,000, and required the payment of certain quarterly installments of principal.  Compass Bank had rejected the Company’s request for an extension of the Loan’s maturity and the Company, despite a number of efforts over the past several years, had not been successful in identifying any source of refinancing the Loan.

On August 13, 2012, Kappa Lending Group, LLC (“Kappa Lending”), an entity established and wholly-owned by Nicholas G. Karabots, the then Vice Chairman of the Board and Executive Committee and beneficial owner of 45.9% of the outstanding Common Stock, acquired the Loan for a discounted price of $15,250,000 plus accrued interest.  On August 24, 2012, Kappa Lending and ASW amended the Loan, with the approval of a subcommittee of the Nominating and Corporate Governance Committee comprised of disinterested directors, to extend the Loan’s maturity to December 1, 2012 on its existing terms, except that no payments of principal would be required prior to that date.  In August 2012, Albert V. Russo, a member of the Board, purchased a 20% participation in the Loan from Kappa Lending.

On November 19, 2012, Kappa Lending and ASW further amended the Loan, with the approval of a subcommittee of the Nominating and Corporate Governance Committee comprised of disinterested directors, effective December 1, 2012 and the material terms of which are as follows:

•	The maturity of the Loan was extended by five years to December 1, 2017.

•	Beginning December 1, 2012, the Loan bears interest monthly at 8.5% per annum.

•
No payments of principal are required until maturity except that on a quarterly basis ASW is required to make principal payments in an amount equal to 25% of the net cash from sales of land (as defined) it received in the prior quarter.

•
As additional security for the Loan in excess of that provided to Compass Bank, Kappa Lending has received a pledge of the stock of ASW’s wholly-owned subsidiary, Outer Rim Investments, Inc., and a first mortgage on the land ASW owns in Rio Rancho, New Mexico that was not previously mortgaged to secure the Loan.  Outer Rim Investments, Inc. owns approximately 12,000 acres of land in Sandoval County, New Mexico, largely comprised of scattered lots, which at present is not being actively offered for sale.

•
A sale transaction by ASW of the newly mortgaged land for more than $50,000 or of any ASW-owned land other than land zoned and designated as a residential classification for more than $100,000 requires the approval of Kappa Lending.  Otherwise, the New Lender is required to release the lien of its mortgage on any land being sold by ASW in the ordinary course to an unrelated party on terms ASW believes to be commercially reasonable and at a price ASW believes to be not less than the land’s fair market value or, in the case of the newly mortgaged land, its wholesale value, upon receipt of ASW’s certification to such effect.

•
The Loan may be prepaid at any time without premium or penalty except that if the prepayment is in connection with the disposition of ASW or substantially all of its assets there is a prepayment premium, initially 5% of the amount prepaid, with the percentage declining by 1% each year.

•
The Loan continues to contain a number of covenants and restrictions, including a requirement that ASW maintain a cash reserve of not less than $500,000 in the control of Kappa Lending to fund interest payments and covenants requiring ASW to maintain a minimum tangible net worth (as defined) and restricting ASW from making any distributions or other payments to the Company beyond a stated management fee, which management fee ASW is not currently paying to the Company.

•	The requirement that the appraised value of the collateral be at least 2.5 times the outstanding principal of the Loan was eliminated.

The largest aggregate principal amount of the Loan outstanding at any time from August 13, 2012 through April 30, 2013 was $16,214,000 and the amount of interest paid and payable on the Loan from August 13, 2012 through April 30, 2013 was $814,473.

LEGAL PROCEEDINGS

In March 2009, a civil action was commenced against our wholly-owned subsidiary in the United States District Court for the Southern District of New York entitled Anderson News, L.L.C., et al. v. American Media, Inc., et al.  Anderson News, L.L.C. (“Anderson”) was a wholesaler of magazines.  Anderson has alleged that magazine publishers and distributors, including our subsidiary, Kable Distribution Services, Inc. (“Kable Distribution”), conspired to boycott Anderson to drive it out of business, and that other wholesalers participated in this effort.  Anderson has asserted claims under Section 1 of the Sherman Act (antitrust), for defamation, for tortious interference with its contracts with retailers, and for civil conspiracy.  Damages have not been quantified, but would presumably be alleged to be substantial.  Anderson has alleged that the distributor and publisher defendants acted in concert to cut off Anderson from its supply of magazines to enable them to gain control of the single-copy magazine distribution channel.  The amended complaint in the lawsuit was filed on September 7, 2012.  On September 24, 2012, Kable Distribution filed its answer to the amended complaint denying all allegations of wrongdoing against it.  Discovery in the case is continuing.  Kable Distribution is vigorously defending the lawsuit.  The Company is not in a position to predict the outcome of the lawsuit, nor can it estimate a range of possible losses.

On July 11, 2011, Kable Distribution was served with a summons and complaint in a lawsuit entitled Distribution Integrated Services, Inc. v. Kable Distribution Services, Inc.; Island Periodicals Puerto Rico, LLC brought in the Tribunal de Primera Instancia, Sala de San Juan, in Puerto Rico.  Kable Distribution’s co-defendant, Island Periodicals Puerto Rico, LLC, is a sub-distributor of magazines for Kable Distribution in Puerto Rico, a position formerly held by plaintiff.  In the lawsuit, plaintiff has alleged that the termination by Kable Distribution of plaintiff’s former sub-distributorship arrangement with Kable Distribution was in breach of a contract between them, and therefore in violation of Puerto Rico Law 75, a statute that provides remedies to a dealer in property for the unjustified termination of its dealership arrangement.  Plaintiff is seeking damages from Kable Distribution in the amount of $2,000,000 and injunctive relief.  In September 2012, an intermediate appellate court reversed the previous decision of the lower court denying the plaintiff’s request for a preliminary injunction restoring the plaintiff as Kable Distribution’s subdistributor while the lawsuit continues.  The defendants have appealed the intermediate appellate court’s action to the Puerto Rico Supreme Court and issuance of the preliminary injunction has been stayed pending the outcome of the appeal.  Kable Distribution’s co-defendant has agreed to indemnify it against the claims asserted by plaintiff.  Kable Distribution is vigorously defending the lawsuit.  The Company is not in a position to predict the outcome of the lawsuit, nor can it estimate a range of possible losses.

On March 29, 2013, Kable Distribution Services, Inc., Kable Media Services, Inc. and Kable News Company, Inc. (collectively, the “Kable Patent Defendants”) were named in the fourth amended complaint for patent infringement in the United States District Court for the District of Utah, Central Division in a lawsuit entitled Etagz, Inc. v. Berkeley Publications, Inc., et al.  On April 1, 2013, the Kable Patent Defendants were notified that they had been named as defendants in the lawsuit and received service of process of the complaint on May 10, 2013.  The Kable Patent Defendants are accused of infringing certain patents owned by Etagz, Inc. in connection with the distribution of certain DVDs and magazines published by Berkeley Publications, Inc., one of the co-defendant’s in the lawsuit.  Berkeley Publications, Inc. has agreed to indemnify the Kable Patent Defendants against the claims asserted by plaintiff.  The Kable Patent Defendants are vigorously defending the lawsuit.  The Company is not in a position to predict the outcome of the lawsuit, nor can it estimate a range of possible losses.

The Company and its subsidiaries are involved in various other claims and legal actions arising in the normal course of business.  While the ultimate results of these matters cannot be predicted with certainty, management believes that they will not have a material adverse effect on the Company’s consolidated financial position, liquidity or results of operations.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated May 21, 2013, issued by AMREP Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: May 21, 2013	By:	/s/ Christopher V. Vitale
Christopher V. Vitale
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated May 21, 2013, issued by AMREP Corporation.